UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

BioTime, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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1010 Atlantic Avenue, Suite 102 Alameda, CA 94501 T: 510-521-3390, F: 510-521-3389 www.biotimeinc.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 30, 2019

To the Shareholders of BioTime, Inc.:

The 2019 annual meeting of shareholders (the “Meeting”) of BioTime, Inc. (“BioTime,” “we,” “us,” and “our”) will be held at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 on July 30, 2019 at 7:30 a.m. Pacific Time for the following purposes:

1.	To elect eight directors to hold office until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified.
2.	To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
3.	To approve, on an advisory basis, compensation paid to our named executive officers.
4.	To amend our 2012 Equity Incentive Plan to increase the number of common shares authorized for issuance thereunder from 16,000,000 to 24,000,000.
5.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

All shareholders are cordially invited to attend the Meeting. Our board of directors has fixed the close of business on June 10, 2019 as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

We have elected to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders by providing access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its shareholders with proxy materials, while lowering the costs of delivery and reducing the environmental impact. Most of our shareholders will not receive printed copies of our proxy materials unless requested, but instead will receive a notice with instructions on how they may access and review our proxy materials on the Internet and how they may cast their vote. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

Your vote is important. Whether or not you expect to attend the Meeting, please vote as soon as possible. You may authorize a proxy to vote your shares by telephone, via the Internet, or—if you have received and/or requested paper copies of our proxy materials by mail—by signing, dating and returning the proxy card in the envelope provided. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Chase C. Leavitt

General Counsel and Corporate Secretary

Alameda, California

June 14, 2019

PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 30, 2019

The board of directors (“Board”) of BioTime, Inc. (“BioTime,” “we,” “us” and “our”) is soliciting the enclosed proxy for use at our 2019 annual meeting of shareholders (“Meeting”) to be held at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501 on July 30, 2019 at 7:30 a.m. Pacific Time.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on July 30, 2019:

This Proxy Statement and our Annual Report on Form 10-K are available electronically at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

Why am I receiving these materials?

We have prepared these proxy materials, including this Proxy Statement and the related proxy card, because our Board is soliciting your proxy to vote at the Meeting. This Proxy Statement summarizes information related to your vote at the Meeting. All shareholders of record at the close of business on June 10, 2019, the record date for the Meeting, and those who hold a valid proxy on their behalf, are cordially invited to attend the Meeting in person. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply submit your proxy in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials, or if you elected to receive printed copies of the proxy materials, you may submit your proxy by completing, signing and returning the enclosed proxy card. See also, “How do I vote?” below.

The proxy materials were first sent or made available to our shareholders on or about June 14, 2019.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making our proxy materials available to shareholders electronically via the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials by mail to our shareholders of record containing instructions on how to access the proxy materials and vote by proxy. All shareholders have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request the delivery of a printed set of proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Who can vote at the Meeting?

Only shareholders of record at the close of business on June 10, 2019, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. On the record date, 149,642,861 of our common shares were issued and outstanding.

Shareholder of Record: Common Shares Registered in Your Name

If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are the shareholder of record with respect to those common shares, and we are sending these proxy materials directly to you. As the shareholder of record, you may vote in person at the Meeting or vote via one of the methods described in the Notice of Internet Availability of Proxy Materials or in the proxy card if you received a hard or emailed copy of the proxy materials. Whether or not you plan to attend the Meeting in person, we urge you to vote before the Meeting to ensure your vote is counted.

Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Nominee

If your common shares are held by a broker, bank or nominee, then you are considered the beneficial owner of common shares held in “street name,” and the Notice of Internet Availability of Proxy Materials or the proxy materials, as appropriate, are being forwarded to you by the broker, bank or nominee. As the beneficial owner of common shares held in “street name,” you have the right to direct the broker, bank or nominee how to vote those shares and are also invited to attend the Meeting if you obtain a legal proxy from the broker, bank or nominee. However, because you are not the shareholder of record, you may not vote in person at the Meeting unless you obtain a legal proxy from the broker, bank or nominee.

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How can I attend the Meeting?

You are entitled to attend the Meeting only if you are: (1) a shareholder of record as of the record date; or (2) a beneficial owner of shares held in “street name” as of the record date and you obtain a legal proxy from the broker, bank or nominee who holds your shares.

For directions to the Meeting, you may contact BioTime at (510) 521-3390.

What am I voting on?

There are four proposals scheduled for a vote at the Meeting:

●	Proposal 1: To elect eight directors to hold office until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified.
●	Proposal 2: To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019.
●	Proposal 3: To approve, on an advisory basis, compensation paid to our named executive officers.
●	Proposal 4: To amend our 2012 Equity Incentive Plan (the “2012 Plan”) to increase the number of common shares authorized for issuance thereunder from 16,000,000 to 24,000,000.

How many votes do my shares represent?

Each BioTime common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders are entitled to cumulate their votes in the election of our directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a director candidate unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by our Board if any shareholder gives notice of such shareholder’s intention to exercise the right to cumulative voting. In that event, our Board will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by our Board that may be elected with the votes held by the proxy holders.

What are the Board’s recommendations?

Our Board recommends that our shareholders vote “For” each director nominee and “For” Proposals 2, 3 and 4.

How do I vote?

In the election of directors, you may either vote “For” all nominees, or you may “Withhold” your vote from one or more nominees. For Proposals 2, 3 and 4, you may vote “For” or “Against” or “Abstain” from voting.

Shareholder of Record: Common Shares Registered in Your Name

If you are the shareholder of record:

●	By Internet: You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number on your Notice of Internet Availability of Proxy Materials or proxy card. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on July 29, 2019.
●	By Telephone: You may vote using a touch-tone telephone by calling (800) 690-6903, 24 hours a day, seven days a week. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on July 29, 2019.
●	By Mail: If you request printed copies of the proxy materials by mail, you may vote by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, the individuals named in the proxy card will vote your shares as you have directed.
●	In Person: You may still attend the meeting and vote in person even if you have already voted by proxy.

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Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Nominee

If you are the beneficial owner of common shares held in “street name,” you may instruct your broker, fiduciary or nominee how to vote those shares using the voting instruction form provided to you by your broker, bank or nominee. Because you are not the shareholder of record for those shares, you may not vote in person at the Meeting unless you obtain a legal proxy from your broker, bank or nominee giving you the right to vote at the Meeting. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Meeting. Please contact the broker, fiduciary or nominee that holds your shares for instructions regarding obtaining a legal proxy.

What if another matter is properly brought before the Meeting?

At this time, our Board knows of no matters that will be presented for consideration at the Meeting other than those described in this Proxy Statement. However, if any other matter is properly brought before the Meeting, it is the intention of the persons named in the proxy card as “proxies” to vote on those matters in accordance with the recommendation of our Board.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the mailed Notices of Internet Availability of Proxy Materials and/or proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and nominees for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials or proxy card?

If you receive more than one Notice of Internet Availability of Proxy Materials or proxy card, your common shares are registered in more than one name or are registered in different accounts. To ensure that all of your shares are voted, please follow the voting instructions in each Notice of Internet Availability of Proxy Materials or complete, sign, date and return each proxy card.

Can I revoke or change my vote after submitting my proxy?

You may revoke your proxy and change your vote at any time before the applicable vote deadlines for the Meeting. If you are the record holder of your common shares, you may revoke your proxy in any one of four ways:

●	Submit another properly completed proxy with a later date.
●	Vote again by Internet or telephone at a later time (only the latest Internet or telephone proxy submitted prior to the Meeting will be counted).
●	Send a written notice to us at 1010 Atlantic Ave., Suite 102, Alameda, CA 94501; Attention: Corporate Secretary.
●	Attend the Meeting and vote in person (however, simply attending the Meeting will not, by itself, revoke your proxy or change your vote).

If your shares are held by your broker, bank or nominee, you should follow the instructions provided by them.

How will my shares be voted if I do not specify how they should be voted?

Shareholder of Record: Common Shares Registered in Your Name

If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, then your common shares will be voted at the Meeting in accordance with our Board’s recommendation on all matters presented for a vote at the Meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your common shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our Board’s recommendation.

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Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Nominee

If you are a beneficial owner of shares held in street name and do not provide your broker, bank or nominee that holds your shares with specific voting instructions, then your broker, bank or nominee may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If your broker, bank or nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a broker non-vote.

What constitutes a quorum?

The presence at the Meeting, in person or by proxy, of holders representing a majority of our outstanding common shares as of June 10, 2019, or 74,821,431 shares, constitutes a quorum at the meeting, permitting us to conduct business.

Your common shares will be counted toward the quorum if: (1) you properly vote by proxy (online, by phone or by mailing a proxy card or a voting instruction form to your broker, fiduciary or nominee); or (2) you are entitled to vote and are present in person at the Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Meeting or the holders of a majority of common shares present at the Meeting, either in person or by proxy, may adjourn the Meeting to solicit additional proxies and reconvene the Meeting at a later date.

What vote is required to approve each proposal?

If a quorum is present at the Meeting, the election of directors will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Accordingly, the nominees receiving the most “For” votes from the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors will be elected.

If a quorum is present at the Meeting, the approval of each of Proposals 2, 3 and 4 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy at the Meeting and entitled to vote on the matter; and (2) the shares required to constitute a quorum.

If a quorum is present at the Meeting, what is the effect of withheld votes, abstentions and broker non-votes on the outcome of a proposal?

With respect to the election of directors in Proposal 1, neither a “withhold” vote nor a broker non-vote will be counted in determining the outcome of such proposal.

With respect to each of Proposals 2, 3 and 4, abstentions will have the same effect as a vote “Against” the proposal. Broker non-votes will have no effect on the vote for any of these proposals. In addition, for each of Proposals 2, 3 and 4, the affirmative vote equal to a majority of the shares required to constitute a quorum is also required for approval. Therefore, broker non-votes and abstentions could prevent the approval of a proposal because they do not count as affirmative votes. However, Proposal 2, the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes are expected with respect to Proposal 2.

How can I find out the voting results?

We expect to announce preliminary voting results at the Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Meeting.

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BOARD OF DIRECTORS

Set forth below are the names, ages, Board committee assignments, tenure and certain biographical information of our directors, each of whom is being nominated for election at the Meeting other than Mr. Redmond. On June 11, 2019, Mr. Redmond informed us during a regularly scheduled Board meeting that he has decided not to stand for reelection as a director at the Meeting. Mr. Redmond’s decision not to stand for reelection was not due to a disagreement with BioTime.

Name	Age	Committees	Director Since
Alfred D. Kingsley	76	None	July 2009
Deborah Andrews	61	Audit*, Compensation	April 2014
Don M. Bailey	73	Audit, Nominating & Corporate Governance	March 2019
Neal C. Bradsher, CFA	53	Nominating & Corporate Governance*	July 2009
Brian M. Culley	48	None	September 2018
Stephen C. Farrell	54	Compensation, Nominating & Corporate Governance	March 2013
Michael H. Mulroy	53	Compensation*	October 2014
Cavan Redmond	58	None	February 2018
Angus C. Russell	63	Audit	December 2014

* Committee chairperson

Alfred D. Kingsley. Mr. Kingsley has been Chairman of the Board since July 2009. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt served as our financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley also serves as a director of OncoCyte Corporation, a clinical-stage diagnostics company focused on novel, non-invasive blood-based tests for the early detection of cancer. Mr. Kingsley holds a B.S. degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School. Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations. Mr. Kingsley developed an intimate knowledge of our business in his role as our financial advisor before he joined our Board. Mr. Kingsley has been instrumental in structuring our equity and debt financings, and in the transition of our business focus into the field of stem cell technology, and the business acquisitions that have helped us expand the scope of our business.

Deborah Andrews. Ms. Andrews has served as Chief Financial Officer of STAAR Surgical Company since September 2017 after serving as Vice President, Chief Accounting Officer since 2013. Ms. Andrews also served as STAAR Surgical’s Vice President, Chief Financial Officer from 2005 to 2013, as its Global Controller from 2001 to 2005, and as its Vice President, International Finance from 1999 to 2001. STAAR Surgical is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Ms. Andrews previously worked as a senior accountant for a major public accounting firm. Ms. Andrews holds a B.S. degree in accounting from California State University at San Bernardino. Ms. Andrews brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior financial and accounting executive of a public medical device company during a period of significant growth.

Don M. Bailey. Mr. Bailey previously served as a director and Chairman of Asterias Biotherapeutics, Inc. from February 2016 until our acquisition of Asterias in March 2019. Mr. Bailey served as President and Chief Executive Officer of Questcor Pharmaceuticals, Inc., a biopharmaceutical company focused on the treatment of patients with serious, difficult-to-treat autoimmune and inflammatory disorders, from November 2007 until Questcor was acquired by Mallinckrodt plc in August 2014. He was also a director of Mallinckrodt plc from August 2014 to March 2016, and during this time he was the Chairman of its portfolio committee. He initially joined the Questcor board of directors in 2006 as an independent director and chairman of its audit committee. From August 2016 to November 2017, Mr. Bailey served as a director of OncoCyte Corporation. From June 2015 until May 2016, Mr. Bailey was also an independent director and chairman of the audit committee of Biotie Therapeutics Corp., a clinical-stage pharmaceutical company headquartered in Turku, Finland. Mr. Bailey was an independent director and the non-executive chairman of the board of directors of STAAR Surgical Company from April 2005 until January 2014 and a member of its board until June 2014. Mr. Bailey served on its audit committee and was chair of its nominating and corporate governance committee. Mr. Bailey was the chairman of the board of directors of Comarco, Inc., a defense services company transformed into a wireless communication products company, from 1998 until 2007, where he served as Chief Executive Officer from 1991 until 2000. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California and an M.B.A. from Pepperdine University. Mr. Bailey has also served as a board member on several non-profit and academic enterprises. Mr. Bailey serves on the board of the Business School at Chapman University in Orange, CA and is a founding board member of the University of California Irvine’s (UCI) Applied Innovation Institute. Mr. Bailey brings to our Board significant knowledge of the pharmaceuticals industry and extensive experience as an executive and board member of publicly traded pharmaceutical companies.

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Neal C. Bradsher, CFA. Mr. Bradsher has been President of Broadwood Capital, Inc., a private investment firm, since 2002. Mr. Bradsher holds a B.A. degree in economics from Yale College and is a Chartered Financial Analyst. Mr. Bradsher was a director of Questcor Pharmaceuticals, Inc., from March 2004 until August 2014, when Questcor was acquired by Mallinckrodt plc. Mr. Bradsher brings to our Board a wealth of experience in finance, management and corporate governance attained through his investments in other companies, including companies in the pharmaceutical, medical device, medical diagnostics, health care services and health care information systems sectors. He has worked with several health care companies to improve their management and governance. Entities that Mr. Bradsher controls have invested in most of BioTime’s financing transactions over the last several years. Mr. Bradsher is the president of the general partner of Broadwood Partners, L.P., currently our largest shareholder.

Brian M. Culley. Mr. Culley joined BioTime as Chief Executive Officer in September 2018. Prior to joining BioTime, Mr. Culley served from August 2017 to September 2018 as interim Chief Executive Officer at Artemis Therapeutics, Inc. Mr. Culley previously served as Chief Executive Officer of Mast Therapeutics, Inc., from February 2010, and was also a member of its board of directors from December 2011, until Mast’s merger with Savara, Inc. in April 2017. Mr. Culley served from January 2007 to February 2010 as Mast’s Chief Business Officer and Senior Vice President, from February 2006 to January 2007 as Mast’s Senior Vice President, Business Development, and from December 2004 to February 2006 as Mast’s Vice President, Business Development. From 2002 until 2004, Mr. Culley was Director of Business Development and Marketing for Immusol, Inc. From 1999 until 2000, he worked at the University of California, San Diego (UCSD) Department of Technology Transfer & Intellectual Property Services and from 1996 to 1999 he conducted drug development research for Neurocrine Biosciences, Inc. Mr. Culley has more than 25 years of business and scientific experience in the life sciences industry. He received a B.S. in biology from Boston College, a masters in biochemistry and molecular biology from the University of California, Santa Barbara, and an M.B.A. from The Johnson School of Business at Cornell University. Mr. Culley brings to our Board significant knowledge of the biotech industry and extensive experience as an executive and board member of publicly traded pharmaceutical companies.

Stephen C. Farrell. Mr. Farrell currently serves as Chief Executive Officer and Director of Convey Health Solutions (formerly known as NationsHealth, Inc.), a healthcare business process outsourcing company headquartered in Fort Lauderdale, Florida. Convey Health Solutions utilizes both technology and staff to manage end-to-end insurance processes for business clients. Before joining Convey Health Solutions in 2011, he served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies and related services that was acquired in 2007 by Medco Health Solutions. During his eight-year tenure at PolyMedica, Mr. Farrell served as its President, Chief Operating Officer, and as Chief Financial Officer, Chief Compliance Officer, and Treasurer. Mr. Farrell previously served as Executive Vice President and Chief Financial Officer of Stream Global Services, Inc., a business process outsourcing company. Earlier in his career, Mr. Farrell served as Senior Manager at PricewaterhouseCoopers LLP. Mr. Farrell holds an A.B. from Harvard University, and an M.B.A. from the Darden School at the University of Virginia. Mr. Farrell served on the board and was chairman of the audit committee of Questcor Pharmaceuticals, Inc. from November 2007 to until Questcor was acquired by Mallinckrodt plc in August 2014. Mr. Farrell also currently serves as a director of STAAR Surgical Company, a designer and developer of implantable lenses for the eye. Mr. Farrell brings to our Board significant experience in finance, financial reporting, accounting and auditing, and in management as a senior executive of a public healthcare company during a period of significant growth.

Michael H. Mulroy. Mr. Mulroy served as the Chief Executive Officer and a member of the board of directors of Asterias Biotherapeutics, Inc., a publicly traded biotechnology company from June 2017 until our acquisition of Asterias in March 2019. Prior to joining Asterias, Mr. Mulroy served as a Senior Advisor to CamberView Partners, LLC, which assists companies in connection with investor engagement and complex corporate governance issues. Mr. Mulroy served until September 2014 as Executive Vice President - Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. Mr. Mulroy also serves on the board of directors of AgeX Therapeutics, Inc., a biotechnology company focused on the development and commercialization of novel therapeutics targeting human aging. He is also a member of the Board of Trustees of the Pegasus School, an independent primary school in Orange County, California. From July 2011 to August 2014, Mr. Mulroy served as a member of the board of directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. degree in economics from the University of Chicago. Mr. Mulroy brings to our Board his experience as the Chief Executive Officer of a publicly traded biotechnology company and member of a senior management team of a larger biopharmaceutical company that experienced a period of rapid growth. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

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Cavan Redmond. Since 2014, Mr. Redmond has served as Partner for Zarsy, LLC. Mr. Redmond served as Chief Executive Officer of WebMD Health Corp. from May 2012 until May 2013. From August 2011 until May 2012, Mr. Redmond served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. He served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007. Mr. Redmond also serves as a director of OncoCyte Corporation, and he is currently a member of the board of directors for the Arthritis Foundation, where he has served since 2014. Mr. Redmond holds a M.A.S. degree from Johns Hopkins University and a B.A. degree from the University of Maryland at College Park. He was a 2012 recipient of The Johns Hopkins University Distinguished Alumnus Award. Mr. Redmond brings to our Board significant knowledge of the pharmaceuticals industry and extensive experience as an executive and board member of publicly traded companies.

Angus C. Russell. Mr. Russell served as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013. Mr. Russell served as the Chief Financial Officer of Shire from 1999 to 2008 and also served as its Principal Accounting Officer and Executive Vice President of Global Finance. Prior to joining Shire, Mr. Russell served at ICI, Zeneca and AstraZeneca for 19 years, most recently as Vice President of Corporate Finance at AstraZeneca plc. He is a Chartered Accountant, having qualified with Coopers & Lybrand (now PriceWaterhouseCoopers LLP). Mr. Russell also serves as Chairman of the Board of Directors of Mallinckrodt plc and Revance Therapeutics, Inc. and a director of Therapeutics MD, Inc. Mr. Russell previously served as a director of Shire plc, Questcor Pharmaceuticals, Inc. until it was acquired by Mallinckrodt plc in August 2014, and InterMune, Inc. prior to its acquisition by Roche Holdings, Inc. during September 2014. Mr. Russell holds an honorary Doctor of Business Administration from Coventry University, U.K. Mr. Russell brings to our Board numerous years of experience as a Chief Executive Officer of an international publicly traded specialty biopharmaceutical company and his substantial experience as an officer and director in the specialty pharmaceutical industry.

Director Independence

Our Board has determined that Deborah Andrews, Don M. Bailey, Neal C. Bradsher, Stephen C. Farrell, Michael H. Mulroy, Cavan Redmond and Angus C. Russell qualify as “independent” in accordance with Section 803(A) of the NYSE American Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE American Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE American Company Guide.

Brian M. Culley does not qualify as “independent” under Section 803(A) of the NYSE American Company Guide because he is our Chief Executive Officer. Alfred D. Kingsley does not qualify as “independent” under Section 803(A) of the NYSE American Company Guide because he was an employee of a subsidiary of ours during the past three years.

Compensation of Directors

Mr. Culley, our only director who is also an employee of ours, receives compensation in his capacity as an employee but is not compensated for serving as a director or attending meetings of our Board. All directors are entitled to reimbursements for out-of-pocket expenses they occur in attending meetings of our Board or its committees.

The following table shows the annual cash fees paid to our Chairman of the Board, our directors other than our Chairman of the Board, and our directors who served on the standing committees of our Board during 2018.

Fees Paid
Chairman of the Board	$75,000
Director other than Chairman	$40,000
Audit Committee Chair	$20,000
Audit Committee Member other than Chair	$10,000
Compensation Committee Chair	$15,000
Compensation Committee Member other than Chair	$7,500
Nominating and Corporate Governance Committee Chair	$15,000
Nominating and Corporate Governance Committee Member other than Chair	$7,500
Financial Strategy Committee Chair	$160,000
Financial Strategy Committee Member other than Chair	$-

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In addition to cash fees, our Chairman of the Board receives an annual stock option grant to purchase 70,000 common shares, and our directors other than our Chairman of the Board receive an annual stock option grant to purchase 40,000 common shares. Mr. Redmond joined our Board in 2018 and received a stock option to purchase 60,000, which was amended to a stock option to purchase 74,160 common shares in conjunction with BioTime’s distribution of shares of common stock of AgeX Therapeutics, Inc. (“AgeX”), as more fully described below. All grants are made under the 2012 Plan.

The annual cash fee was paid, and the stock options vested and became exercisable, in four equal quarterly installments, based on the director’s continued service through the last day of the applicable quarter.

On November 28, 2018, in connection with the commencement of the public trading of shares of common stock of AgeX, we distributed 12.7 million shares of AgeX common stock we owned to our shareholders, on a pro rata basis, in the ratio of one share of AgeX common stock for every 10 BioTime common shares they owned (the “AgeX Distribution”). In connection with the AgeX Distribution, all of our outstanding equity awards were adjusted to maintain the intrinsic value of those awards immediately prior to and following the AgeX Distribution.

2018 Director Compensation

The following table summarizes certain information concerning the compensation paid during our fiscal year ended December 31, 2018 to each of the persons who served as directors during that time and who were not our employees on the date the compensation was earned.

2018 Director Compensation
Name	Fees Earned or Paid in Cash (1)	Option Award (2)	All Other Compensation		Total
Deborah Andrews	$67,500	$33,045	$-		$100,545
Neal C. Bradsher	$60,625	$33,045	$-		$93,670
Stephen C. Farrell	$71,875	$33,045	$-		$104,920
Alfred D. Kingsley	$240,625	$57,829	$130,712	(5)	$429,166
Michael H. Mulroy	$40,000	$33,045	$-		$73,045
Cavan Redmond (3)	$60,625	$94,006	$-		$154,631
Angus C. Russell	$55,625	$33,045	$-		$88,670
David Schlachet (4)	$14,375	$-	$-		$14,375

(1)	Includes annual cash fees for serving as a director and fees for service on committees of our Board, if any.
(2)	Those of our directors who were serving on our Board on July 1, 2018 and who were not our salaried employees each received an annual award of stock options on that date entitling them to purchase 49,440 common shares at a fixed price as partial compensation for serving on our Board for a period of one year, except that Mr. Kingsley received 86,520 stock options as partial compensation for serving in his capacity as Chairman of the Board. Those options will vest and become exercisable in equal quarterly installments over a one-year period. The dollar amounts in this column represent the aggregate fair market value of such awards determined based on the price of our common shares on the grant date in accordance with ASC Topic 718, Compensation-Stock Compensation (ASC Topic 718). See Note 13 Stock-Based Awards to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for details as to the assumptions used to determine the fair value of the awards.
(3)	Mr. Redmond joined our Board on February 21, 2018.
(4)	Mr. Schlachet resigned from our Board on May 1, 2018.
(5)	Comprised of $120,000 in salary, $4,712 in health insurance benefits and $6,000 in 401(k) matching contributions paid to Mr. Kingsley as an executive of AgeX through August 30, 2018, the date of the AgeX deconsolidation.

As of December 31, 2018, our non-employee directors had stock options outstanding to purchase the following number of common shares:

Name	# of Shares Subject to Outstanding Options
Deborah Andrews	173,040
Neal C. Bradsher	148,320
Stephen C. Farrell	148,320
Alfred D. Kingsley	333,720
Michael H. Mulroy	148,320
Cavan Redmond	123,600
Angus C. Russell	148,320

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CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2018, our Board met 15 times. None of our current directors attended fewer than 75% of the meetings of our Board and its committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of our current directors who were then serving on our Board attended the 2018 annual meeting of shareholders.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are BioTime officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances and management performance.

Shareholder Communications with Directors

If you wish to communicate with our Board or with individual directors, you may do so by following the procedure described on our website at www.biotimeinc.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers and our directors. The purpose of the Code of Ethics is to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (3) compliance with applicable governmental rules and regulations; (4) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (5) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our website at www.biotimeinc.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

The role of our Chairman of the Board is separate from our Chief Executive Officer. Our Board has determined that its structure is appropriate at this time given the Company’s stage of development. Our Board is committed to independent Board and Committee leadership and to fulfill board and committee duties effectively and efficiently so that our business receives the undivided attention of our Chief Executive Officer. In addition to core Board functions, our Chairman of the Board interfaces with our management and directors with respect to matters such as financing, strategic planning and business acquisitions.

The Board of Directors’ Role in Risk Management

Our Board has responsibility for the oversight of BioTime’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from Board committees and members of senior management to enable our Board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

Our Audit Committee provides oversight of our financial reporting processes and the annual audit of our consolidated financial statements. In addition, our Audit Committee reviews and must approve any business transactions between BioTime and its executive officers, directors and shareholders who beneficially own 5% or more of our common shares.

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Committees of the Board of Directors

Our Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE American Company Guides and Section 10A-3 under the Exchange Act. The members of our Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE American Company Guide. Our Board also has a Business Strategy Committee and a Financial Strategy Committee, the members of which are not required to be independent. During 2018 our Board also had a Corporate Development Committee and Business Integration Planning Committee.

Audit Committee

The members of our Audit Committee are Deborah Andrews (Chair), Don M. Bailey and Angus C. Russell. Stephen C. Farrell also served on our Audit Committee until May 2, 2019. Our Audit Committee held five meetings during 2018. The purpose of our Audit Committee is to recommend the engagement of our independent registered public accounting firm, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accounting firm. Our Audit Committee also will review our accounting and financial reporting procedures and controls, and all transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our common shares. Our Audit Committee has a written charter that requires the members of our Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE American Company Guide and Section 10A-3 under the Exchange Act. A copy of our Audit Committee Charter is posted on our website at www.biotimeinc.com.

Our Board has determined that Deborah Andrews and Angus C. Russell meet the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. Ms. Andrews’ expertise is based on her experience as Vice President-Chief Accounting Officer of STAAR Surgical Company and as STAAR Surgical’s Vice President-Chief Financial Officer, and as a senior accountant at a major accounting firm. Mr. Russell’s expertise is based on his experience as the Chief Executive Officer of Shire plc, a biopharmaceutical company, from June 2008 to April 2013 and as the Chief Financial Officer of Shire from 1999 to 2008.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of our Nominating and Corporate Governance Committee are Neal C. Bradsher (Chair), Stephen C. Farrell, and Don M. Bailey. Mr. Redmond also served on our Nominating and Corporate Governance Committee until June 11, 2019. Our Nominating and Corporate Governance Committee met three times during 2018. The purpose of our Nominating and Corporate Governance Committee is to recommend to our Board individuals qualified to serve as directors and on committees of our Board and to make recommendations to our Board on issues and proposals regarding corporate governance matters. Our Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify our Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide our Nominating and Corporate Governance Committee with all information that our Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of our Nominating and Corporate Governance Committee Charter is posted on our website at www.biotimeinc.com.

Our Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by our Nominating and Corporate Governance Committee to serve on our Board. Rather, in evaluating any new nominee or incumbent director, our Nominating and Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience and expertise needed to manage our affairs in light of the knowledge, skills, experience and expertise of the other members of our Board as a whole. Our Nominating and Corporate Governance Committee will also consider whether a nominee or incumbent director has any conflicts of interest with BioTime that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of BioTime and its shareholders. Our Nominating and Corporate Governance Committee will also consider whether including a prospective director on our Board will result in a Board composition that complies with: (a) applicable state corporate laws; (b) applicable federal and state securities laws; and (c) the rules of the SEC and each stock exchange on which our shares are listed.

Our Board and our Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance and law. Our Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of cell therapeutics. Our Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on cell therapeutics research.

Some of the factors considered by our Nominating and Corporate Governance Committee and our Board in selecting our Board’s nominees for election at the Meeting are discussed in this Proxy Statement under the heading “Board of Directors.”

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Compensation Committee

The members of our Compensation Committee are Michael H. Mulroy (Chair), Deborah Andrews and Stephen C. Farrell. Cavan Redmond also served as a member of our Compensation Committee until June 11, 2019. Our Compensation Committee met 12 times during 2018. All of the members of our Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE American Company Guide. Our Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and equity-based awards under the 2012 Plan. Our Compensation Committee recommends to our Board the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants and independent contractors. The Chief Executive Officer may make recommendations to our Compensation Committee concerning executive compensation and performance, but our Compensation Committee makes its own determination or recommendation to our Board with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance and compensation paid by peer group companies. A copy of our Compensation Committee Charter is posted on our website at www.biotimeinc.com.

During our fiscal year ended December 31, 2018, management engaged Marsh & McLennan to provide compensation consulting services and advice to management and our Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and director compensation programs. Marsh & McLennan has also made recommendations to our Compensation Committee with respect to pay mix components such as salary, bonus and equity awards, and the target market pay percentiles in which executive compensation should fall so BioTime can be competitive in executive hiring and retention. In connection with the compensation consultant services provided by Marsh & McLennan, our Compensation Committee has assessed the independence of Marsh & McLennan and does not believe Marsh & McLennan’s work has raised any conflict of interest.

Report of the Audit Committee on the Audit of Our Consolidated Financial Statements

The following is the report of the Audit Committee of the Board with respect to BioTime’s audited consolidated financial statements for the year ended December 31, 2018. Don M. Bailey joined the Audit Committee during May 2019 and therefore did not participate in Audit Committee meetings in 2018.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that BioTime specifically incorporates such information by reference in such filing.

The Audit Committee, among other things, assists with the oversight of our accounting and financial reporting processes.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accounting firm, concerning the audit of our consolidated financial statements for the year ended December 31, 2018. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles in the United States. OUM & Co., LLP also audits our internal control over financial reporting. OUM & Co., LLP discussed with the Audit Committee the adequacy of our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of BioTime’s financial statements. The Audit Committee also met on a quarterly basis with our independent registered public accounting firm during 2018 to review and discuss our consolidated financial statements for the quarter and the adequacy of internal control over financial reporting.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, the Audit Committee:

●	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2018 with our management and with representatives of OUM & Co., LLP;
●	discussed with representatives of OUM & Co., LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
●	received and reviewed the written disclosures and the letter from OUM & Co., LLP required by applicable requirements of the PCAOB regarding OUM & Co., LLP’s communications with the Audit Committee concerning independence, and discussed with representatives of OUM & Co., LLP its independence from BioTime; and
●	based on the reviews and discussions described in the bullet points above, the Audit Committee unanimously recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

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The Audit Committee:

Deborah Andrews (Chair), Stephen C. Farrell, Angus C. Russell

EXECUTIVE OFFICERS

Set forth below are the names, ages, offices held, tenure and certain biographical information of each of our executive officers as of June 10, 2019.

Name	Age	Offices	Officer Since
Brian M. Culley	48	Chief Executive Officer and Director	September 2018
Brandi L. Roberts	45	Chief Financial Officer	January 2019
Chase C. Leavitt	37	General Counsel and Corporate Secretary	May 2019
Edward D. Wirth, III, M.D., Ph.D.	54	Chief Medical Officer	March 2019
Gary S. Hogge, D.V.M., Ph.D.	51	Senior Vice President of Clinical & Medical Affairs	March 2019

Mr. Culley’s biographical information is included above with those of the other members of our Board.

Brandi L. Roberts. Ms. Roberts joined BioTime as Chief Financial Officer in January 2019. Prior to joining BioTime, Ms. Roberts served from August 2017 to January 4, 2019 as Chief Financial Officer at REVA Medical, Inc. Ms. Roberts previously served as Chief Financial Officer at Mast Therapeutics, Inc., a publicly traded US-based biopharmaceutical company, from January 2013 to April 2017, having served as its Senior Vice President, Finance from March 2011 to January 2013. Previously, she held senior positions at Alphatec Spine, Artes Medical, Stratagene and Pfizer. Ms. Roberts brings more than 23 years of public accounting and finance experience, including 20 years at publicly traded pharmaceutical, medical technology and life science companies to her position. Ms. Roberts is a certified public accountant with the State of California and received her B.S. degree in business administration from the University of Arizona and her M.B.A. from the University of San Diego. She also currently serves as Chair of the Southern California Chapter of the Association of Bioscience Financial Officers.

Chase C. Leavitt. Mr. Leavitt joined BioTime as General Counsel and Corporate Secretary in May 2019. Prior to joining BioTime, Mr. Leavitt served as Vice President of Legal Affairs of Tang Capital Management, LLC, a life sciences-focused investment company, and its affiliate Odonate Therapeutics, Inc., a publicly traded biotechnology company, from June 2018 to May 2019. From May 2017 to May 2018, Mr. Leavitt served as the Deputy General Counsel of Switch, Inc., a publicly traded technology company, and previously served as its Associate General Counsel from July 2014 to May 2017. From 2007 to 2014, Mr. Leavitt was a corporate attorney at Latham & Watkins LLP, where his practice focused on public company representation, mergers and acquisitions and capital markets, serving life sciences and technology companies. Mr. Leavitt received a B.S. degree in business administration and a J.D. from the University of Southern California and is admitted to practice law by the State Bar of California.

Edward D. Wirth, III, M.D., Ph.D. Dr. Wirth has been our Chief Medical Officer since March 2019. Prior to joining BioTime, he held the roles of Chief Translational Officer and Chief Medical Officer at Asterias Biotherapeutics, Inc. from March 2013 until our acquisition of Asterias in March 2019. Dr. Wirth previously served as Chief Science Officer at InVivo Therapeutics Corporation from 2011 to 2012. From 2004 to 2011, Dr. Wirth served as Medical Director for Regenerative Medicine at Geron, where he led the world’s first clinical trial of a human embryonic stem cell derived product, GRNOPC1 in patients with subacute spinal cord injuries. Dr. Wirth held academic appointments at Rush-Presbyterian St. Luke’s Medical Center and at the University of Chicago from 2002 to 2004, and was a member of the faculty of the University of Florida from 1996 to 2002. Dr. Wirth received his Ph.D. and M.D. from the University of Florida and his B.A. in physics from Rollins College.

Gary Hogge, D.V.M., Ph.D. Dr. Hogge joined BioTime as our Senior Vice President of Clinical and Medical Affairs in February 2018. Dr. Hogge has nearly 20 years of experience developing and supporting the commercialization of a number of products over a broad range of therapeutic areas. Dr. Hogge has held a variety of roles of increasing responsibility across multiple therapeutic areas in both clinical development and medical affairs. Previously Gary was the Vice President of Medical Affairs at Questcor Pharmaceuticals and before that held multiple leadership roles in both clinical development and medical affairs at Elan Pharmaceuticals including responsibility for the global clinical development of Tysabri® (natalizumab) in Crohn’s disease and multiple sclerosis, and for building and leading the medical affairs function. He served as medical director following the approval and launch of Tysabri. Prior to those accomplishments, he worked in clinical development for Ceplene® (histamine dihydrochloride) at Maxim Pharmaceuticals and in the immunology research and development group at Pfizer. Dr. Hogge obtained his B.S. degree and D.V.M. from Colorado State University, his M.S. and Ph.D. from the University of Wisconsin-Madison and was a visiting scientist at the Queensland Institute of Medical Research QIMR in Brisbane, Australia.

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EXECUTIVE COMPENSATION

Overview

Our Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under the 2012 Plan. Our Compensation Committee recommends to our Board the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants and independent contractors. The Chief Executive Officer may make recommendations to our Compensation Committee concerning executive compensation and performance, but our Compensation Committee makes its own determination or recommendation to our Board with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance and compensation paid by peer group companies.

During 2018, management engaged Marsh & McLennan to provide compensation consulting services and advice to management and our Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and director compensation programs. Marsh & McLennan has also made recommendations to our Compensation Committee with respect to pay mix components such as salary, bonus and equity awards, and the target market pay percentiles in which executive compensation should fall so BioTime can be competitive in executive hiring and retention.

In reviewing each executive’s overall compensation, our Compensation Committee considers an aggregate view of base salary and bonus opportunities, previous stock option grants, and the dollar value of benefits and perquisites. Executive compensation is also influenced by the cost of living in or commuting to the San Francisco Bay Area. These factors have been balanced against our financial position and capital resources.

Named Executive Officers

The table below shows the compensation awarded to, paid to or earned by: (1) all individuals serving or having served as our principal executive officer or acting in a similar capacity during 2018, regardless of compensation level; and (2) our two most highly compensated executive officers other than our principal executive officers who were serving as an executive officer at the end of 2018. These individuals, who collectively are referred to as our named executive officers, were:

●	Brian M. Culley, our Chief Executive Officer;
●	Michael D. West, our former Co-Chief Executive Officer;
●	Aditya P. Mohanty, our former Co-Chief Executive Officer;
●	Russell L. Skibsted, our former Chief Financial Officer; and
●	Stephana E. Patton, our former General Counsel.

Other than Mr. Culley, all of our current executive officers were appointed to their positions after December 31, 2018, and therefore none of them are named executive officers for the fiscal year ended December 31, 2018.

	2018 Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary	Bonus	Option Awards(4)	Stock Awards (5)	All Other Compensation		Total
Brian M. Culley (1)	2018	$154,923	$-	$1,917,320	$693,000	$7,135	(6)	$2,772,378
Chief Executive Officer
Michael D. West (2)	2018	489,303	48,750	-	36,781	790,279	(7)	1,365,113
Former Co-Chief Executive Officer	2017	680,315	65,000	865,720	-	13,500	(6)	1,624,535
Aditya P. Mohanty (2)	2018	378,869	200,000	278,063	230,797	235,298	(8)	1,323,027
Former Co-Chief Executive Officer	2017	511,423	206,000	1,135,467	-	13,500	(6)	1,866,390
Russell L. Skibsted (3)	2018	381,468	100,000	208,869	48,150	13,750	(6)	752,237
Former Chief Financial Officer	2017	368,225	108,000	433,036	-	13,500	(6)	922,761
Stephana E. Patton (3)	2018	324,062	97,000	174,387	58,850	13,750	(6)	668,049
Former General Counsel	2017	284,711	80,000	432,500	-	13,500	(6)	810,711

(1)	Mr. Culley was appointed as our Chief Executive Officer on September 17, 2018.
(2)	The employment of Mr. West and Mr. Mohanty terminated on September 17, 2018, and their base salaries for 2018 represent the amounts paid to each of them from January 1, 2018 through September 17, 2018.
(3)	The employment of Mr. Skibsted and Dr. Patton terminated on January 3, 2019 and March 1, 2019, respectively. Their terminations did not affect base salaries for the year ended December 31, 2018.
(4)	The amounts in this column represent the grant date fair value of stock options granted to the applicable individual during the applicable year. The grant date fair value and incremental fair value of the stock options were determined in accordance with ASC Topic 718, Compensation – Stock Compensation (ASC Topic 718). See Note 13, Stock Based Awards to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 14, 2019 for details as to the assumptions used to determine grant date fair value of the awards.
(5)	The amounts in this column represent the fair value of restricted stock units (“RSUs”) that were either granted during 2018, in the case of Mr. Culley, or that vested in 2018 due to the achievement of certain performance-based milestones, in the case of all other named executive officers.
(6)	These amounts represent 401(k) plan company-matching contributions.
(7)	This amount consists of: (a) a $680,315 severance payment; (b) $96,214 for the payout of accrued vacation at termination; and (c) $13,750 in 401(k) plan company-matching contributions.
(8)	This amount consists of: (a) a $152,600 severance payment; (b) $61,212 for the payout of accrued vacation at termination; (c) $13,750 in 401(k) plan company-matching contributions; and (d) $7,736 in COBRA group health insurance premiums.

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Narrative to Summary Compensation Table

Current Executive Officers

Mr. Culley was appointed as our Chief Executive Officer on September 17, 2018. The amounts reported for him in the Summary Compensation Table above, represent compensation paid to or earned by him for his service as an executive officer between September 17, 2018 and December 31, 2018. Mr. Culley’s base salary for 2018 was $530,000. In September 2018, our Board granted Mr. Culley a stock option to purchase 1,500,000 common shares at an exercise price of $2.31. In connection with the AgeX Distribution, all BioTime equity awards issued and outstanding were adjusted to maintain the intrinsic value of those awards immediately prior to and following the AgeX Distribution. Accordingly, Mr. Culley’s stock option was amended to reflect an option to purchase 1,854,000 common shares at an exercise price of $1.87. In February 2019, our Board increased Mr. Culley’s annual base salary for 2019 to $535,800 and awarded him a bonus of $70,000 for his performance during 2018.

Former Executive Officers

In September 2018, we entered into transition agreements with Dr. West and Mr. Mohanty in connection with their resignations as our Co-Chief Executive Officers. Pursuant to Dr. West’s transition agreement, he was paid a total of $729,065, his outstanding equity awards vested as of the transition date and he became entitled to exercise such options until their expiration dates. Dr. West also received a payment of $96,214 for accrued vacation. Pursuant to Mr. Mohanty’s transition agreement, he was paid $152,600 and was entitled to a 2018 bonus in an amount to be determined by our Board at a later date. In February 2019, our Board approved a $200,000 bonus to Mr. Mohanty. Mr. Mohanty’s outstanding equity awards will continue to vest for the longer of: (1) 12 months from his date of transition; or (2) as long as Mr. Mohanty continues to provide services to us, our subsidiaries or affiliates. Mr. Mohanty also received a payment of $61,212 for accrued vacation and payment for 12 months of COBRA group health insurance premiums.

In February 2019, we entered into a separation agreement with Mr. Skibsted, our former Chief Financial Officer. Pursuant to the separation agreement, Mr. Skibsted received cash severance equal to six months of his annual base salary, a portion of his bonus target amount equal to $100,000, payment for six months of COBRA group health insurance premiums and accelerated vesting of all outstanding option grants as well as an extension of the exercise period until January 2, 2020.

Employment Agreements and Termination of Employment & Change in Control Arrangements

Brian M. Culley, Chief Executive Officer

In September 2018, we entered into an employment agreement with Mr. Culley. The following is a description of the material terms of that agreement.

Mr. Culley’s base salary for 2018 was $530,000. He is eligible to receive a performance bonus of up to 50% of his base salary based upon the attainment of certain corporate and individual objectives as determined by our Board or Compensation Committee. He is entitled to reimbursement for certain travel costs to our headquarters, a monthly stipend not to exceed $3,900 for housing costs near our headquarters and to the standard benefits available to our employees generally, including health insurance.

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We granted Mr. Culley a stock option to purchase 1,500,000 common shares with an exercise price per share of $2.31, which was the closing price of our common shares on September 17, 2018. This grant was approved by the independent members of our Board in reliance on the employment inducement exemption to shareholder approval provided under the NYSE American Company Guide. Subject to Mr. Culley’s continued service, 25% of the shares subject to the option will vest and become exercisable on September 17, 2019, and the balance of the shares will vest and become exercisable in 36 equal monthly installments at the end of each one-month period thereafter. Mr. Culley was also granted an award of 200,000 RSUs (“RSU Award No. 1”). Subject to his continued service, 25% of the shares subject to RSU Award No. 1 will vest on September 18, 2019, and the balance of the shares will vest in 12 equal quarterly installments at the end of each quarter thereafter. Mr. Culley was also granted an award of 100,000 RSUs (“RSU Award No. 2” and together with RSU Award No. 1, the “RSU Awards”), which vested in full on January 1, 2019. The RSU Awards are subject to the terms of the 2012 Plan. In connection with the AgeX Distribution, the stock option we granted to Mr. Culley described above is now a stock option to purchase 1,854,000 common shares with an exercise price of $1.87 per share, and there are 247,200 and 123,600 common shares subject to RSU Award No. 1 and RSU Award No. 2, respectively.

If Mr. Culley’s employment is terminated without cause or he resigns for good reason, then he may be eligible for certain severance payments, including the payment of an amount equal to 12 months of his base salary, his full annual bonus amount and the payment of 6 months of health insurance premiums pursuant to our group health insurance plans as provided pursuant to COBRA. If Mr. Culley’s employment is terminated without cause or he resigns for good reason within 12 months following a change of control, then he is entitled to the acceleration of all his outstanding equity awards.

Other Benefits

We maintain a defined contribution employee retirement plan for all of our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), so that contributions to our 401(k) plans, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. We match employee contributions up to 5% of their annual compensation, subject to statutory limits.

We do not have any annuity, pension or deferred compensation plan or other arrangements for our executive officers or any employees.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by our named executive officers that were outstanding as of December 31, 2018:

		Option Awards					Stock Awards
Name	Incentive Plan Name	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price (1)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (1)		Market Value of Shares or Units of Stock that have Not Vested (10)
Brian M. Culley	BioTime, Inc. Inducement Option	-	1,854,000	(2)	$1.87	September 16, 2028	-		-
	BioTime, Inc. 2012 Equity Incentive Plan	-	-		-	-	247,200	(3)	$224,969
		-	-		-	-	123,600	(4)	$112,484

Michael D. West	BioTime, Inc. 2012 Equity Incentive Plan	216,299	-	(5)	$2.60	April 6, 2026	-		-
		247,200	-	(5)	$2.84	July 9, 2025	-		-
		247,199	-	(5)	$2.84	March 19, 2021	-		-
		247,199	-	(5)	$3.41	February 19, 2020	-		-

	BioTime Asia, Limited 2011 Stock Option Plan	200	-		$0.01	December 28, 2020	-		-
	OrthoCyte Corporation 2010 Stock Option Plan	500,000	-		$0.05	December 28, 2020	-		-

Aditya P. Mohanty	BioTime, Inc. 2012 Equity Incentive Plan	-	247,199	(6)	$2.05	March 14, 2028	-		-
		368,230	435,169	(6)	$2.56	June 5, 2027	-		-
		309,005	154,494	(6)	$2.60	April 6, 2026	-		-
		834,299	-	(6)	$3.06	December 28, 2024	-		-
		-	-		-	-	34,765	(6)(7)	$31,636

Russell L. Skibsted	BioTime, Inc. 2012 Equity Incentive Plan	-	185,399	(8)	$2.05	January 2, 2020	-		-
		141,624	167,375	(8)	$2.56	January 2, 2020	-		-
		34,763	27,037	(8)	$2.82	January 2, 2020	-		-
		428,725	127,474	(8)	$2.72	January 2, 2020	-		-

Stephana E. Patton	BioTime, Inc. 2012 Equity Incentive Plan	-	154,499	(9)	$2.05	May 30, 2019	-		-
		141,623	167,376	(9)	$2.47	May 30, 2019	-		-

(1)	In connection with the AgeX Distribution, all of our outstanding equity awards were adjusted to maintain the intrinsic value of those awards immediately prior to and following the distribution. The information in this table reflects those adjustments.
(2)	Subject to Mr. Culley’s continued service, one quarter of the options will vest on September 17, 2019, and the balance of the options will vest in 36 equal monthly installments thereafter.
(3)	Represents shares subject to RSU Award No. 1. Subject to Mr. Culley’s continued service, one quarter of the RSUs vest on September 17, 2019, and the balance of the RSUs vest in 12 equal quarterly installments at the end of each quarter thereafter.
(4)	Represents shares subject to RSU Award No. 2, which vested in full on January 1, 2019.
(5)	In accordance with Dr. West’s transition agreement, these options vested in full as of September 17, 2018.
(6)	In accordance with Mr. Mohanty’s transition agreement, his outstanding equity awards will continue to vest until September 17, 2019, or for such longer period as he continues to provide services to us, our subsidiaries or affiliates. For options expiring on March 14, 2028, 25% vested on February 1, 2019, and the balance of the options vest in 36 equal monthly installments. For options expiring on June 5, 2027, 25% vested on February 1, 2018, and the balance of the options vest in 36 equal monthly installments. For options expiring on April 6, 2026, 25% vested on April 7, 2017, and the balance of the options vest in 36 equal monthly installments. The options expiring on December 28, 2024 vested in 48 equal monthly installments from the date of grant, December 29, 2014.
(7)	Represents shares subject to RSUs granted on April 11, 2016, at which time the closing price on the NYSE American was $2.96 per share. These RSUs vest over a four-year period with the first 25% vested on April 11, 2017 and the balance vesting in equal quarterly installments over the remaining 3 years.
(8)	In accordance with Mr. Skibsted’s separation agreement, all of Mr. Skibsted’s outstanding options fully vested as of February 19, 2019.
(9)	Dr. Patton resigned from BioTime on March 1, 2019, and her options ceased further vesting on such date.
(10)	The dollar amounts shown in this column are calculated by multiplying the number of shares shown in the adjacent column by the closing market price of our common shares as reported on NYSE American on December 31, 2018 ($0.91), the last trading day of our fiscal year.

Consideration of Shareholder Advisory Vote on Executive Compensation

The results of the advisory vote of our shareholders on the compensation of our named executive officers (commonly called the “say-on-pay” vote) at our 2018 Annual Meeting of Shareholders showed that more than 68% of the shares that voted approved the compensation of our named executive officers during 2017. Our Compensation Committee carefully evaluated and considered the results of this advisory vote. Aligned with the voting feedback of more than two-thirds of the shares voted, our Compensation Committee determined to continue to follow an annual raise guideline of 3% as recommended by our compensation consultant. A pool of funds based upon 3% of the current annual wages was distributed among BioTime employees based upon annual performance assessments. The actual percentage raise to each executive or other employee sometimes differed based upon their individual performance, and a 7% raise guideline has been implemented for our subsidiary Cell Cure Neurosciences, Ltd. Overall, these amounts are consistent with our Compensation Committee’s recommendation that BioTime’s compensation philosophy should put company total cash compensation in the 50th percentile of the comparator peer group companies reflected in data considered by our Compensation Committee.

Tax Considerations

Section 162(m) of the Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company’s chief financial officer. The 2017 Tax Cuts and Jobs Act eliminated provisions of Section 162(m) that excluded performance-based compensation from the $1 million deduction limit. Our Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit. Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

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PRINCIPAL SHAREHOLDERS

The tables below set forth certain information, as of May 31, 2019, regarding the beneficial ownership of our common shares for: (1) each person known by us to be the beneficial owner of more than 5% of our common shares; (2) each of our directors; (3) each of our named executive officers; and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with applicable SEC rules, and the information reflected in the table below is not necessarily indicative of beneficial ownership for any other purpose. Under applicable SEC rules, beneficial ownership includes any common shares as to which a person has sole or shared voting power or investment power and any common shares which the person has the right to acquire within 60 days after the date set forth in the paragraph above through the exercise of any option, warrant or right or through the conversion of any convertible security. Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe, based on the information furnished to us and on SEC filings, that each of the persons named in table below has sole voting and investment power with respect to the shares indicated as beneficially owned.

The information set forth in the tables below is based on 149,642,861 common shares issued and outstanding on May 31, 2019. In computing the number of common shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all common shares subject to options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after such date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the address for each person listed in the table below is c/o BioTime, Inc., 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501.

Security Ownership of 5% Beneficial Owners

	Number of Shares	Percent of Total
Neal C. Bradsher(1) Broadwood Partners, L.P. Broadwood Capital, Inc. 724 Fifth Avenue, 9th Floor New York, NY 10019	34,192,054	22.8%

(1)	Includes 33,980,826 shares owned by Broadwood Partners, L.P., 62,908 shares owned by Neal C. Bradsher, and 148,320 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

Security Ownership of Directors, Named Executive Officers,

and all of our Current Directors and Executive Officers as a Group

Name	Number of Shares	Percent of Total
Neal C. Bradsher (1)	34,192,054	22.8%
Alfred D. Kingsley (2)	7,001,693	4.7%
Brian M. Culley	74,531	*
Michael D. West (3)	1,852,351	1.2%
Aditya P. Mohanty (4)	1,973,378	1.3%
Russell L. Skibsted (5)	1,147,729	*
Deborah Andrews (6)	158,320	*
Don M. Bailey	62,647	*
Stephen C. Farrell (6)	245,770	*
Michael H. Mulroy (6)	375,141	*
Cavan Redmond (7)	123,600	*
Angus C. Russell (6)	215,820	*
Stephana E. Patton	-	*
All executive officers and directors as a group (17 persons) (8)	47,783,668	30.8%

* Less than 1%.

(1)	Includes 33,980,826 shares owned by Broadwood Partners, L.P., 62,908 shares owned by Neal C. Bradsher and 148,320 shares that may be acquired by Mr. Bradsher upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.
(2)	Includes 834,677 shares (beneficial ownership calculated as 80% of 1,043,346 shares) owned by Greenbelt Corp, 375,351 shares owned by Greenway Partners, L.P., 5,457,945 shares owned solely by Alfred D. Kingsley, and 333,720 shares that may be acquired by Mr. Kingsley upon the exercise of certain stock options that are presently exercisable or may become exercisable within 60 days. Mr. Kingsley controls Greenbelt Corp. and Greenway Partners, L.P. and may be deemed to beneficially own the shares that Greenbelt Corp. and Greenway Partners, L.P. own. Mr. Kingsley currently has options to purchase common shares or ordinary shares of certain BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle him to acquire: 1.3% of the outstanding shares of BioTime Asia; 1.2% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of other subsidiaries.
(3)	Includes 957,897 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Dr. West currently has options to purchase common shares or ordinary shares of certain BioTime subsidiaries, which are presently exercisable or may become exercisable within 60 days, and if exercised would entitle Dr. West to acquire: 2.6% of the outstanding shares of BioTime Asia; 2.3% of the outstanding shares of OrthoCyte Corporation; and less than 1% of the outstanding shares of other subsidiaries.
(4)	Includes 1,789,638 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.
(5)	Includes 1,112,397 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.
(6)	Includes 148,320 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.
(7)	Includes 123,600 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.
(8)	Includes 5,146,400 shares that may be acquired upon the exercise of certain options that are presently exercisable or that may become exercisable within 60 days.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Since July 1, 2009, Alfred D. Kingsley has made available to us the use of approximately 900 square feet of office space in New York City. We pay the office building owner $5,050 per month for the use of the space.

Shared Facilities and Services Agreement with OncoCyte and AgeX

During 2018 and 2017, we invoiced OncoCyte $1.6 million each year for certain “Use Fees” and other charges under the terms of a Shared Facilities and Services Agreement (the “Shared Facilities Agreement”) between BioTime and OncoCyte. Under the Shared Facilities Agreement, BioTime allows OncoCyte to use BioTime’s premises and equipment located at Alameda, California for the sole purpose of conducting business. BioTime also provides accounting, billing, bookkeeping, payroll, treasury, payment of accounts payable, and other similar administrative services to OncoCyte. BioTime may also provide the services of attorneys, accountants and other professionals who may also provide professional services to BioTime and its other subsidiaries. BioTime also has provided OncoCyte with the services of laboratory and research personnel, including BioTime employees and contractors, for the performance of research and development work for OncoCyte at the premises.

BioTime charges OncoCyte a “Use Fee” for services provided and usage of BioTime facilities, equipment and supplies. For each billing period, BioTime prorates and allocates to OncoCyte costs incurred, including costs for services of BioTime employees and use of equipment, insurance, leased space, professional services, software licenses, supplies and utilities. The allocation of costs depends on key cost drivers, including actual documented use, square footage of facilities used, time spent, costs incurred by BioTime for OncoCyte, or upon proportionate usage by BioTime and OncoCyte, as reasonably estimated by BioTime. BioTime, at its discretion, has the right to charge OncoCyte a 5% markup on such allocated costs. In addition to the Use Fees, OncoCyte will reimburse BioTime for any out of pocket costs incurred by BioTime for the purchase of office supplies, laboratory supplies and other goods and materials and services for the account or use of OncoCyte.

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BioTime entered into a similar Shared Facilities Agreement with AgeX in 2018 and we invoiced them $0.6 million for Use Fees and expenses for that period.

At the time of our acquisition of Asterias Biotherapeutics, Inc. on March 8, 2019 (“Asterias”), two of our directors, Alfred D. Kingsley and Michael H. Mulroy, and an officer of Broadwood, were directors of Asterias. Immediately following the acquisition, Don M. Bailey joined our Board, and Edward D. Wirth, III, M.D., Ph.D. joined as our Chief Medical Officer. Mr. Bailey was a director of Asterias, and Dr. Wirth was an executive officer of Asterias. All of our directors and executive officers (including Mr. Bailey and Dr. Wirth) and beneficial owners of more than 5% of our outstanding common shares (“5% Shareholders”) as reported in this Proxy Statement, in the aggregate beneficially owned approximately 11.6% of the outstanding shares of Asterias common stock as of December 31, 2018, and approximately 11.6% of the outstanding shares of Asterias common stock immediately prior to the acquisition on March 8, 2019.

Mr. Kingsley and Cavan Redmond are directors of OncoCyte. Broadwood beneficially owns more than 10% of the outstanding common stock of OncoCyte, and all of our directors and executive officers and 5% Shareholders as reported in this Proxy Statement, including Neal C. Bradsher who may be deemed to beneficially own the shares owned by Broadwood, in the aggregate beneficially own approximately 18.9% of the outstanding shares of OncoCyte common stock as of April 22, 2019. The fact that certain of our executive officers and directors own shares of OncoCyte common stock should not be considered to mean that they constitute or are acting in concert as a “group” with respect to those shares or that they otherwise share power or authority to vote or dispose of the shares that each of them own.

Related Person Transaction Policy

We have adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our common shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Audit Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by our Audit Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, our Audit Committee will review and consider:

●	the interest of the officer, director, beneficial owner of more than 5% of our common shares, or any member of their immediate family (“Related Person”) in the Related Person Transaction;
●	the approximate dollar value of the amount involved in the Related Person Transaction;
●	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to the transaction to us; and
●	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee will review all relevant information available to it about a Related Person Transaction. Our Audit Committee may approve or ratify the Related Person Transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. Our Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.biotimeinc.com.

Delinquent Section 16(a) Reports

Section 16(a) of Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common shares to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares. Based solely on our review of such reports (and amendments thereto) filed with the SEC during the year ended December 31, 2018 and on written representations received from certain reporting persons that no Form 5 was required, we believe that during year ended December 31, 2018, all Section 16(a) filing requirements were met, except that one Form 3 was inadvertently filed late by Cavan Redmond.

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PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has nominated Deborah Andrews, Don Bailey, Neal C. Bradsher, Brian M. Culley, Stephen C. Farrell, Alfred D. Kingsley, Michael H. Mulroy and Angus C. Russell for election at the Meeting and to serve until the 2020 annual meeting of shareholders and until their respective successors are duly elected and qualified. For more information about each nominee, see the section titled “Board of Directors” in this Proxy Statement. The director nominees have indicated that they are willing and able to serve as directors.

Unless authority to vote for any of the director nominees is withheld in a proxy, shares represented by proxies will be voted “For” all director nominees identified above. In the event that any director nominee becomes unavailable for reelection as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee, if any, as our Board may propose.

It is the intention of the persons named in the proxy solicited by our Board, unless the proxy specifies otherwise, to vote the shares represented by such proxy “For” the election of the nominees identified above. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by our Board.

Vote Required

If a quorum is present at the Meeting, the election of directors will be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Accordingly, the nominees receiving the most “For” votes from the holders of shares present during the Meeting or represented by proxy and entitled to vote on the election of directors will be elected. You may vote “For” or “Withhold” authority to vote for each of the director nominees. If you “Withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH NOMINEE NAMED ABOVE.

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PROPOSAL 2 - RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Our Board has selected OUM & Co., LLP (“OUM”) as our independent registered public accounting firm. Our Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. OUM has served as our independent registered public accounting firm since July 2014.

We expect that a representative of OUM will be present at the Meeting, in person or by phone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table shows the fees billed by OUM for the audit of our annual consolidated financial statements for our last two fiscal years and for other services rendered by OUM during our last two fiscal years.

	2018	2017
Audit Fees(1)	$604,000	$945,000
Audit Related Fees(2)	28,000	40,000
Total Fees	$632,000	$985,000

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the consolidated annual financial statements of our and our subsidiaries included in our Annual Report on Form 10-K, the reviews of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. Fees include $92,000 and $450,000 paid for AgeX by BioTime for 2018 and 2017, respectively. 2017 fees for AgeX included fees paid for its 2016 audit as well as its 2017 audit as it was a newly registered public company in 2018 and was required to have an audited beginning balance sheet for 2017.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services generally are limited to tax services, such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by our Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. Our Audit Committee may delegate to one or more of its designated members the authority to grant pre-approvals, provided such approvals are presented to our Audit Committee at a subsequent meeting.

Vote Required

If a quorum is present at the Meeting, the approval of Proposal 2 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal; and (2) the shares required to constitute a quorum.

OUR BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF OUM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Exchange Act, which provides our shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. As described in detail under the heading “Executive Compensation—Overview,” our executive compensation programs are designed to:

●	attract, motivate, and retain highly qualified executives;
●	align management and shareholder interests by tying a substantial percentage of executives’ compensation to financial performance of BioTime and its subsidiaries through the grant of equity awards;
●	reward superior performance by basing decisions regarding cash incentive compensation on the overall performance of executives; and
●	compensate executives at levels competitive with peer companies.

Our Compensation Committee seeks to provide our named executive officers’ total compensation at a level competitive with the compensation paid to officers in similar positions at our peer companies in the biotechnology industry located in the San Francisco Bay area. Our Compensation Committee has approved salary increases and authorized the payment of cash bonuses based on its review of the performance of BioTime and its subsidiaries, the performance of individual executive officers, and the compensation paid by our peer companies. Our executive compensation program also includes performance-based compensation through the grant of equity awards. Equity awards are intended to align the interest of our executives with those of our shareholders because the value realized, if any, by the recipient from an equity award depends upon the increases in the price of BioTime shares. Please read the “Executive Compensation” portion of this Proxy Statement for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, sometimes called “say-on-pay,” gives our shareholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, our Board is asking our shareholders to cast a non-binding advisory vote “For” the following resolution at the Meeting:

“RESOLVED, that BioTime’s shareholders approve, on an advisory basis, the compensation paid to BioTime’s named executive officers, as disclosed in BioTime’s Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”

Our shareholders’ vote on this proposal is only advisory and is not binding on BioTime, our Compensation Committee or our Board. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

If a quorum is present at the Meeting, the approval of Proposal 3 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal; and (2) the shares required to constitute a quorum.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

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PROPOSAL 4 – AMENDMENT OF THE 2012 PLAN

At the Meeting, shareholders will vote to approve an amendment to the 2012 Plan (the “Plan Amendment”) that, if approved, will make an additional 8,000,000 common shares authorized for issuance thereunder.

The following summaries of the Plan Amendment and the 2012 Plan as a whole are qualified in all respects by reference to the full text of the 2012 Plan, a copy of which a copy of which is available upon request from our Corporate Secretary. A copy of the full text of the Plan Amendment is attached to this Proxy Statement as Appendix A.

Summary and Reasons for the Plan Amendment

Under the terms of the 2012 Plan, as originally approved by our shareholders at our 2013 annual meeting, 4,000,000 common shares were available for the grant of stock options and other equity awards (“Awards”). Amendments to the 2012 Plan approved by our shareholders in 2015 and 2017 increased the total number of common shares available for the grant of Awards under the 2012 Plan to 16,000,000. A substantial number of those common shares have been used for the grant of Awards, leaving the number of common shares remaining available for future Awards insufficient for BioTime’s near term future needs. Our Board believes that amending Section 4.1 of the 2012 Plan to make an additional 8,000,000 common shares authorized for issuance thereunder will fulfill our needs for the near future. As in the past, any future increase in the number of common shares available under the 2012 Plan would be submitted to our shareholders for approval. Awards are an important part of employee and director compensation packages. Our Board strongly believes that our ability to attract and retain the services of employees, consultants and directors depends in great measure upon our ability to provide the kind of incentives that are derived from the ownership of stock and stock options that are offered by other biotechnology companies. We believe that we will be placed at a serious competitive disadvantage in attracting and retaining capable employees, consultants and directors at a critical time in our corporate development, unless the number of shares available under the 2012 Plan is increased at this time.

Summary of the 2012 Plan

Awards may consist of stock options, the grant or sale of restricted stock, the grant of Stock Appreciation Rights (“SARs”), and the grant of RSUs. Awards may be granted under the 2012 Plan to our employees, directors, and consultants, and those of our subsidiaries, including also subsidiaries that we may form or acquire in the future. The 2012 Plan is administered by our Board or Compensation Committee, which makes all determinations regarding the grant and terms of Awards, subject to the terms of the 2012 Plan. Awards may vest and thereby become exercisable or have restrictions on forfeiture lapse on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events as determined by our Board or our Compensation Committee. Our Board or Compensation Committee, in its discretion, may accelerate the vesting of an Award after the date of grant. No person shall be granted, during any one-year period, options to purchase, or SARs with respect to, more than 1,000,000 shares in the aggregate, or any Awards of restricted stock or RSUs with respect to more than 500,000 shares in the aggregate. If an Award is to be settled in cash, the number of shares on which the Award is based shall not count toward the individual share limit. No Awards may be granted under the 2012 Plan more than ten years after the date upon which the 2012 Plan was adopted by our Board, and no options or SARS granted under the 2012 Plan may be exercised after the expiration of ten years from the date of grant.

Stock Options

Options granted under the 2012 Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Code or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to our employees and employees of our subsidiaries. The exercise price of stock options granted under the 2012 Plan must be equal to the fair market of our common shares on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of our stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of our common shares on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of our common shares (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000. The exercise price of an option may be payable in cash or in common shares having a fair market value equal to the exercise price, or in a combination of cash and common shares, or other legal consideration for the issuance of stock as our Board or Compensation Committee may approve.

Options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter as approved by our Board or Compensation Committee, which will generally be three months, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the expiration date of the option.

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The number of shares covered by the 2012 Plan, and the number of shares and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding common shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding common shares effected without receipt of consideration by us.

Restricted Stock and Restricted Stock Units

In lieu of granting options, we may enter into purchase agreements with employees under which they may purchase or otherwise acquire restricted stock or RSUs subject to such vesting, transfer and repurchase terms and restrictions as our Board or Compensation Committee may determine. We may permit employees or consultants, but not executive officers or directors, who purchase restricted stock to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their restricted stock. We may also issue restricted stock for services actually performed by the recipient prior to the issuance of the restricted stock. Our Board or Compensation Committee may require that restricted stock shall be held by us or in escrow pending the expiration or release of the applicable restrictions. Unvested restricted stock for which we have not received payment may be forfeited to us, or we may have the right to repurchase unvested shares upon the occurrence of specified events, such as termination of employment. Subject to the restrictions set by our Board or Compensation Committee, a recipient of restricted stock generally shall have the rights and privileges of a shareholder, including the right to vote the restricted stock and the right to receive dividends; provided that, any cash dividends and stock dividends with respect to the restricted stock shall be withheld by us for the recipient’s account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by our Board or Compensation Committee. The cash dividends or stock dividends so withheld and attributable to any particular share of restricted stock (and earnings thereon, if applicable) shall be distributed to the recipient in cash or, at the discretion of our Board or Compensation Committee, in common shares having a fair market value equal to the amount of such dividends, if applicable, upon the release of restrictions on the restricted stock and, if the restricted stock is forfeited, the recipient shall have no right to the dividends. The terms and conditions of a grant of RSUs shall be determined by our Board or Compensation Committee. No common shares shall be issued at the time an RSU is granted, and we will not be required to set aside a fund for the payment of any such award. A recipient of RSUs shall have no voting rights with respect to the RSUs. Upon the expiration of the restrictions applicable to an RSU, we will either issue to the recipient, without charge, one common share per RSU or cash in an amount equal to the fair market value of one common share. At the discretion of our Board or Compensation Committee, each RSU (representing one common share) may be credited with cash and stock dividends paid in respect of one common share (“Dividend Equivalents”). Dividend Equivalents shall be withheld by us for the recipient’s account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by our Board or Compensation Committee. Dividend Equivalents credited to a recipient’s account and attributable to any particular RSU (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of our Board or Compensation Committee, in common shares having a fair market value equal to the amount of the Dividend Equivalents and earnings, if applicable, upon settlement of the RSU. If an RSU is forfeited, the recipient shall have no right to the related Dividend Equivalents.

SARs

An SAR is the right to receive, upon exercise, an amount payable in cash or shares or a combination of shares and cash, as determined by our Board or Compensation Committee, equal to the number of shares subject to the SAR that is being exercised, multiplied by the excess of: (a) the fair market value of a common share on the date the SAR is exercised; over (b) the exercise price specified in the SAR Award agreement. SARs may be granted either as freestanding SARs or in tandem with options, and with such terms and conditions as our Board or Compensation Committee may determine. No SAR may be exercised later than 10 years after the date of grant. The exercise price of an SAR will be determined by our Board or Compensation Committee, but shall not be less than 100% of the fair market value of one common share on the date of grant. An SAR granted in conjunction with an option shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided, however, that the SAR by its terms shall be exercisable only when the fair market value per share exceeds the exercise price per share of the SAR or related option. Upon any exercise of an SAR granted in tandem with an option, the number of shares for which the related option shall be exercisable shall be reduced by the number of shares for which the SAR has been exercised. The number of shares for which an SAR issued in tandem with an option shall be exercisable shall be reduced by the number of shares for which the related option has been exercised.

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Withholding

To the extent provided by the terms of an Award agreement or as may be approved by our Board or Compensation Committee, an optionee or recipient of a restricted stock or RSU Award or SAR may satisfy any federal, state or local tax withholding obligation relating to the Award by any of the following means (in addition to our right to withhold from any compensation paid to the Award recipient) or by a combination of such means: (a) tendering a cash payment; (b) authorizing us to withhold common shares from the shares otherwise issuable to the recipient as a result of the exercise or acquisition of shares under the Award, provided, however, that no shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to us previously owned and unencumbered BioTime common shares.

Changes in Shares Under the 2012 Plan

In the event of changes in the outstanding common shares or in our capital structure by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization, the terms of Awards granted under the 2012 Plan, and the maximum number of shares subject to all Awards under the 2012 Plan or with respect to which any one person may be granted Awards during any one year period, will be equitably adjusted or substituted, as to the number, price or kind of shares or other consideration subject to the Awards to the extent necessary to preserve the economic intent of the Awards. In making such adjustments, our Board or Compensation Committee shall generally ensure that the adjustments will not constitute a modification, extension or renewal of an incentive stock option within the meaning of Section 424(h)(3) of the Code, and in the case of non-qualified options, ensure that any adjustments will not constitute a modification of such non-qualified options within the meaning of Section 409A of the Code, and that adjustments or substitutions of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not cause us to be denied a tax deduction on account of Section 162(m) of the Code.

Restrictions on Transfers of Options

Under the 2012 Plan, stock options may be transferred to a limited class of defined “Permitted Transferees,” such as the option holder’s immediate family members, family trusts and family-controlled companies. In addition, options may be transferred to a securities broker/dealer to exercise the options on the option holder’s behalf as a means of the option holder obtaining the funds needed to exercise the option, provided that the fair market value of the shares being acquired exceeded the exercise price of the option at the close of the market on the trading day preceding the exercise date.

Repricing Prohibition

The 2012 Plan prohibits any modification of the purchase price or exercise price of an outstanding option or other Award if the change would effect a “repricing’ without shareholder approval. As defined in the 2012 Plan, “repricing” means a reduction in the exercise price of an outstanding option or SAR or cancellation of an “underwater” or “out-of-the-money” Award in exchange for other Awards or cash. An “underwater” or “out-of-the money” Award is defined to mean an Award for which the exercise price is less than the fair market value of BioTime common shares. The fair market value is generally determined by the closing price of BioTime common shares on the NYSE American or any other national securities exchange or inter-dealer quotation system on which BioTime common shares are traded.

Limitation on Share Recycling

Shares subject to an Award shall not again be made available for issuance or delivery under the 2012 Plan if those shares are: (a) tendered in payment of an option; (b) delivered or withheld by BioTime to satisfy any tax withholding obligation, (c) covered by a stock-settled SAR or other Award that were not issued upon the settlement of the Award; or (d) repurchased by BioTime using the proceeds from option exercises. Only shares subject to an Award that is cancelled or forfeited or expires prior to exercise or realization may be regranted under the 2012 Plan.

Future Incentive Plan Awards

Other than with respect to certain stock option Awards to be made to our non-employee directors as described in “Compensation of Directors,” and Awards to our executive officers, which must be approved by our Board, the Awards under the 2012 Plan are within the discretion of our Compensation Committee and the exercise price and value of the Awards will reflect the market price of our common shares at the time of the Award. As a result, the benefits that will be awarded under the 2012 Plan, including to our non-employee directors, are not determinable at this time. Our Compensation Committee has guidelines for determining option Awards based upon the professional level of each employee in the organization, but the ultimate decision to grant Awards will also be based on each employee’s annual performance. Accordingly, the number and value of options that might be granted to our executive officers and other employees is not presently determinable.

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The following table shows certain information concerning the options outstanding and available for issuance under all of our compensation plans and agreements as of December 31, 2018 (in thousands, except weighted average exercise prices):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units, and Rights	Weighted Average Exercise Price of the Outstanding Options, and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	14,269	$2.44	1,885
Equity Compensation Plans Not Approved by Shareholders	1,854	$1.87	N/A

The following table shows certain information concerning the options outstanding and available for issuance under all of our compensation plans and agreements for our consolidated subsidiary companies as of December 31, 2018 (in thousands, except weighted average exercise prices):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units, and Rights	Weighted Average Exercise Price of the Outstanding Options, and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
OrthoCyte Equity Compensation Plans Approved by Shareholders (1)	1,249	$0.06	2,700
BioTime Asia Equity Compensation Plans Approved by Shareholders (1)	300	$0.01	1,300

(1)	BioTime is the majority shareholder.

Federal Income Tax Consequence of Participation in the 2012 Plan

The following discussion summarizes certain federal income tax consequences of participation in the 2012 Plan. Although we believe the following statements are correct based on existing provisions of the Code and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may affect the veracity of the discussion.

Incentive Stock Options

Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the 2012 Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the common shares at the time of such disposition over the amount paid for the shares. We will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of common shares acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

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In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date the option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of BioTime (or of a parent or subsidiary of BioTime, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant’s estate or by persons receiving the option or shares under the participant’s will or by intestate succession. If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common shares on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the common shares on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period of the common shares. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse us, either directly or through payroll deduction, for all withholding taxes that we are required to pay on behalf of the participant. At the time of the disposition, we will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant’s ordinary income. We may adopt procedures to assist us in identifying such deductions, and may require a participant to notify us of his or her intention to dispose of any such shares. Regardless of whether a participant satisfies the requisite holding period for his or her option and shares, the participant may be subject to the alternative minimum tax with respect to the amount by which the fair market value of the common shares acquired exceeded the exercise price of the option on the date of exercise.

Other Options

The 2012 Plan also permits us to grant options that do not qualify as incentive stock options. These non-qualified stock options may be granted to employees or non-employees, such as persons performing consulting or professional services for us. A 2012 Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value or an exercise price below fair market value of the common shares on the date of grant, but the participant will be taxed at the time the option is exercised. The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the common shares on the date of the exercise and the exercise price of the option. We will be allowed a business expense deduction to the extent of the amount of the participant’s taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder’s tax basis in the common shares purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

SARs; Restricted Stock; and Restricted Stock Units

A recipient of an SAR will not recognize taxable income upon the grant of the SAR. The recipient of the SAR will recognize ordinary income upon exercise of the SAR in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. A recipient of a restricted stock Award will not have taxable income upon the grant, unless the restricted stock is then vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant. Otherwise, upon vesting of the shares, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. A recipient of an RSU does not recognize taxable income when the Award is granted. When a vested RSU (and dividend equivalents, if any) is settled and distributed, the participant will recognize ordinary income equal to the amount of cash or the fair market value of shares received, less the amount paid for the restricted stock snit, if any.

ERISA

The 2012 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

Vote Required

If a quorum is present at the Meeting, the approval of Proposal 4 requires the affirmative vote of a majority of both: (1) the shares present in person or represented by proxy at the Meeting and entitled to vote on this proposal; and (2) the shares required to constitute a quorum.

OUR BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 2012 PLAN.

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IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of proxy materials, or, where applicable, a Notice of Internet Availability of Proxy Materials, to households at which two or more shareholders reside. Each shareholder, however, still receives a separate proxy card if he or she receives paper copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Shareholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials. If you would like to opt out of this practice for future mailings and receive a separate Proxy Statement and Annual Report or Notice of Internet Availability of Proxy Materials for each shareholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Proxy Statement or Annual Report or Notice of Internet Availability of Proxy Materials without charge by sending a written request to BioTime, Inc., 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, Attention: Corporate Secretary or by calling (510) 521-3390. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement and Annual Report but would prefer to receive a single copy instead.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2020 annual meeting of shareholders must notify us of such intention by written notice received at our principal executive offices not later than February 15, 2020, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was released to shareholders, for such proposal to be included in our Proxy Statement and form of proxy relating to such meeting, unless the date of the 2020 annual meeting is changed by more than 30 days from the anniversary of our 2019 annual meeting, in which case the deadline for such proposals will be a reasonably time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals to be included in the Proxy Statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of any person for election to our Board not included in our Proxy Statement, to be brought before an annual meeting of shareholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2020 annual meeting of shareholders, such a proposal must be received by us no later than May 1, 2020. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no later than the later of the close of business on the 90th calendar day prior to such annual meeting and the close of business on the tenth day following the day on which public disclosure of the date of such annual meeting was first made. If the shareholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2020 annual meeting may exercise discretionary voting power regarding any such proposal. Shareholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a shareholder’s notice

ANNUAL REPORT

Our Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 31, 2018, without exhibits, may be obtained by a shareholder without charge, upon written request to the Corporate Secretary of BioTime. At a shareholder’s request, we will also furnish any exhibit to such Annual Report upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit.

By Order of the Board of Directors,

Chase C. Leavitt

General Counsel and Corporate Secretary

June 14, 2019

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EXHIBIT A

AMENDMENT TO

BIOTIME, INC. 2012 EQUITY INCENTIVE PLAN

Section 4.1 of the BioTime, Inc. 2012 Equity Incentive Plan is amended to read as follows:

4.1 Subject to adjustment in accordance with Section 11., a total of 24,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one share for every one Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

BIOTIME, INC.
ATTN: Chase Leavitt
1010 Atlantic Avenue
Suite 102
Alameda, CA 94501

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/29/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/29/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

1a. Deborah Andrews
1b. Don Bailey
1c. Neal C. Bradsher
1d. Brian M. Culley
1e. Stephen C. Farrell
1f. Alfred D. Kingsley
1g. Michael H. Mulroy
1h. Angus C. Russell

The Board of Directors recommends you vote FOR proposals 2, 3 and 4

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000425631_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

BIOTIME, INC.
Annual Meeting of Shareholders
July 30, 2019 7:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian M. Culley and Brandi L. Roberts, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of BIOTIME, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 7:30 AM, PT on 7/30/2019, at 1010 Atlantic Avenue, Suite 102, Alameda, CA 94501, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000425631_2 R1.0.1.18

Continued and to be signed on reverse side